UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 29, 2007

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On a January 29, 2007 conference call with financial analysts and investors, Verizon Communications Inc. (Verizon) discussed its fourth quarter 2006 and full year results. In 2007, Verizon expects, on an adjusted basis, relatively flat pension and postretirement costs compared to 2006 and operating income growth of at least 10 percent. Earnings dilution from Verizon’s fiber-to-the-premises deployment strategy, known as FiOS, is expected to be in the mid thirties cent range in 2007. Verizon continues to target wireless EBITDA margins (EBITDA – or earnings before interest, taxes, depreciation and amortization – adds depreciation and amortization to operating income; EBITDA margin is calculated by dividing EBITDA by wireless service revenues) to be in the 43 to 45 percent range in a high growth environment. Verizon expects adjusted full year 2007 wireline operating income margins to be generally stable with those of 2006, increasing over the course of the year, subject to some variability from quarter to quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: January 30, 2007	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller